                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                  (Amendment No.   )

Filed by the Registrant                          /X/
Filed by a Party other than the Registrant       / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for the Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   TRUEVISION, INC.
        -----------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

                                    R. JOHN CURSON
        -----------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.   Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

    2.   Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

    4.   Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    5.   Total fee paid:

         -----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.   Amount Previously Paid:

         -----------------------------------------------------------------------

    2.   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

    3.   Filing Party:

         -----------------------------------------------------------------------

    4.   Date Filed:

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



                         [TRUEVISION LOGO OR NAME]
                            2500 WALSH AVENUE
                      SANTA CLARA, CALIFORNIA 95051

     Please note that due to technical difficulties in transmitting the Definitive 14A EDGAR submission, Truevision, Inc.'s 1997 Proxy (the "Proxy") filed with the U.S. Securities and Exchange Commission on September 24, 1997, as submitted, omitted pages 9-22 of the Proxy. This EDGAR submission contains the complete version of the Definitive 14A Proxy.


                                       R. JOHN CURSON
                                       Secretary

Santa Clara, California
September 30, 1997

                               [TRUEVISION LOGO OR NAME]
                                  2500 WALSH AVENUE
                            SANTA CLARA, CALIFORNIA 95051


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON OCTOBER 28, 1997


TO THE STOCKHOLDERS OF TRUEVISION, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRUEVISION, INC., a Delaware corporation (the "Company"), will be held on Tuesday, October 28, 1997 at 10:00 a.m. local time at the Company's offices at 2500 Walsh Avenue, Santa Clara, California 95051, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors have been duly elected and qualified.

    2. To approve the Company's Amended 1988 Incentive Stock Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares and to permit participation by non-employee directors under such plan.

    3. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending June 27, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on September 5, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                             By Order of the Board of Directors



                             R. JOHN CURSON
                             Secretary

Santa Clara, California
September 24, 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   TRUEVISION, INC.
                                  2500 WALSH AVENUE
                            SANTA CLARA, CALIFORNIA  95051

                                   PROXY STATEMENT
                          FOR ANNUAL MEETING OF STOCKHOLDERS
                                   OCTOBER 28, 1997

                                   ----------------

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Truevision, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on October 28, 1997, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices, 2500 Walsh Avenue, Santa Clara, California 95051. The Company intends to mail this proxy statement and accompanying proxy card on or about September 24, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company, or at the Company's request, by Skinner & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Skinner & Co., Inc. will be paid its customary fee, estimated to be about $2,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on September 5, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 5, 1997 the Company had outstanding and entitled to vote 12,773,315 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to five votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.


                                      1.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2500 Walsh Avenue, Santa Clara, California 95051, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than May 27, 1998 in order to be included in the proxy statement relating to that Annual Meeting.

                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

    The Bylaws of the Company presently provide that the authorized number of directors shall not be less than five nor more than nine, with the current number of authorized directors set at five. At the Annual Meeting, five directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Company intends to nominate for election as directors the five persons named below, all of whom are incumbent directors. All of these nominees have indicated that they are able and willing to serve as directors. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders.

    The five nominees for director receiving the highest number of affirmative votes will be elected directors of the Company. A stockholder may, prior to the vote being taken, indicate his or her intention to cumulate votes. In such a case, each stockholder would be entitled to that number of votes as equals the number of shares of Common Stock held by such stockholder multiplied by five and would be entitled to allocate those votes to any one or more nominees for director in the stockholder's discretion. Abstentions and broker non-votes are not considered in elections for director.

    Unless otherwise instructed, the proxyholders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.


                                      2.

INFORMATION CONCERNING NOMINEES

    The Company's nominees are listed below together with their ages and positions with the Company:

NAME                         AGE       POSITION WITH THE COMPANY
----                         ---       -------------------------
Walter W. Bregman(1)(2)      63        Chairman of the Board of Directors
Louis J. Doctor              39        President, Chief Executive Officer and
                                         Director
William H. McAleer(2)        46        Director
Kieth E. Sorenson            49        Director
Conrad J. Wredberg(1)        56        Director

-----------
(1) Audit Committee Member
(2) Compensation Committee Member

    All directors are elected at the Annual Meeting of Stockholders to serve until the following Annual Meeting and until their successors are duly elected and have been qualified. There are no family relationships among any officers or directors of the Company.

    Mr. Bregman has been a director of the Company since July 1991 and Chairman of the Board of Directors since December 1994. He has been Chairman and Co-Chief Executive Officer of S&B Enterprises, a consulting firm, since March 1988, and since December 1992 has been President and Chief Executive Officer of Golf Scientific, Inc., a company that produces and sells golf instructional equipment. From July 1985 until June 1987, he was President and owner of the Cormorant Beach Club. Prior to July 1985, he served as President of International Playtex Inc. He is also a director of Symantec, Inc. and Quakka, Inc.

    Mr. Doctor has been President, Chief Executive Officer and a director since he joined the Company in October 1994. Prior to joining the Company, he was President of The Arbor Group since May 1994, a company that offers corporate clients strategic services in the technology arena. From June 1991 to April 1994, he held positions of Executive Vice President and Vice President of Business Development at SuperMac Technology, Inc. In March 1981, Mr. Doctor co-founded Raster Technologies, a manufacturer of high-end graphics and imaging systems, and served as its President until January 1989. Mr. Doctor was an independent consultant from January 1989 to 1991. He is also a director of Plaid Bros. Software, Inc.

    Mr. McAleer has been a director of the Company since February 1995 and is currently Managing Director of Voyager Capital, which provides venture financing and advisory services to technology companies. From 1988 to 1994, he was Vice President of Finance, Chief Financial Officer and Secretary of Aldus Corporation, a publicly-held software company. At Aldus Corporation, Mr. McAleer was responsible for finance, legal and business development activities, including that company's merger with Adobe Systems Incorporated in 1994. Prior to joining Aldus Corporation, he was Vice President, Finance and Administration with Ecova Corporation from 1987 to 1988 and also served as Vice President with Westin Hotels and Resorts from 1984 through 1987. He is also a director of Apex PC Solutions, Four Gen Software and Primus Communications.

    Mr. Sorenson, a founder of the Company, has served as a director since June 1987. He also served as Chairman of the Board of Directors from June 1987 until December 1994, as Chief Executive Officer from June 1987 until September 1993 and as President from June 1987 until May 1993. Mr. Sorenson has been President of Autronix, Inc. since January 1996. He has also been a partner with Sorenson, Thomas & Co., an investment management firm, since January 1995. From September 1979 to June 1987, Mr. Sorenson was employed by Ramtek Corporation, a manufacturer of computer graphic systems, where he most recently held the position of Vice President of Engineering and Product Development.

    Mr. Wredberg has been a director of the Company since October 1992. He has been President of the Transmission Systems Business Division of the Broad Band Communications Group of Scientific Atlanta, Inc., a telecommunications services and products company, since April 1995. Previously, he had been President and


                                      3.

General Manager of American Microsystems, Inc. ("AMI"), a manufacturer of integrated circuits, for eight years. He joined AMI in 1985 as Vice President of Manufacturing and became Senior Vice President of Operations in 1986. Prior to his joining AMI, Mr. Wredberg worked at Mostek Corporation, a subsidiary of United Technologies Corporation, where he most recently held the position of Vice President of Quality Assurance.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

    During the fiscal year ended June 28, 1997 the Board of Directors held eight meetings. The Board of Directors has an Audit Committee and a Compensation Committee. During fiscal 1997, all incumbent directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

    The Audit Committee currently consists of Messrs. Bregman and Wredberg. The Audit Committee met two times during fiscal 1997. The Audit Committee approves the engagement of and services to be performed by the Company's independent auditors and reviews the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee currently consists of Messrs. Bregman and McAleer. The Compensation Committee met nine times during fiscal 1997. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and approves salaries of and bonuses and option grants to employees, including officers and eligible directors.

    The Board has no Nominating Committee or a committee performing similar functions.


                                      4.

                                      PROPOSAL 2

                  APPROVAL OF THE AMENDED 1988 INCENTIVE STOCK PLAN

    In February 1988, the Board of directors adopted, and the stockholders subsequently approved, the Company's 1988 Incentive Stock Plan (the "Option Plan"). As a result of a series of amendments, prior to August 1997 there were 3,641,300 shares of the Company's Common Stock reserved for issuance under the Option Plan.

    As of August 1, 1997, options (net of canceled or expired options) covering an aggregate of 2,997,157 shares of the Company's Common Stock had been granted under the Option Plan, and 644,143 shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant. During fiscal 1997, the Company granted to all executive officers as a group, options to purchase 980,200 shares (including options repriced in May 1997 to purchase 794,200 shares) at exercise prices ranging from $2.15625 to $4.875 per share and to all employees (excluding executive officers) as a group options to purchase 1,888,005 shares (including options repriced in May 1997 to purchase 1,265,260 shares) at exercise prices ranging from $1.937 to $6.75 per share.

    In August 1997, the Board of Directors approved an amendment increasing the number of shares reserved for issuance under the Option Plan by an additional 600,000 shares, for an aggregate of 4,241,300 shares reserved for issuance under the Option Plan. The Board of Directors adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board of Directors and the Compensation Committee. In addition, in connection with the amendment to Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, the Board of Directors also amended the Option Plan to permit participation by non-employee directors.

    The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve the amendments to the Option Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Option Plan are outlined below:

GENERAL

    The Option Plan gives the Board of Directors, or a committee which the Board of Directors appoints, authority to grant options to purchase Common Stock and stock purchase rights. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, at the discretion of the Board of Directors or its committee.

PURPOSES

    The purposes of the Option Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the service providers of the Company and to promote the success of the Company's business.

ADMINISTRATION

    The Board of Directors is authorized to administer the Option Plan or delegate administration to a committee of the Board of Directors. The Board of Directors has delegated administration of the Option Plan to the Compensation Committee. As used herein with respect to the Option Plan, the "Board of Directors" refers to the Compensation Committee as well as to the Board of Directors.


                                      5.

ELIGIBILITY

    The Option Plan provides that stock options and stock purchase rights may be granted to employees (including officers and directors who are also employees), non-employee directors and consultants of the Company and its parent or subsidiaries. However, incentive stock options may be granted only to employees. The Board of Directors selects the participants and determines the number of shares to be subject to each stock option or stock purchase right.

EXERCISE PRICE

    The per share exercise price for shares issued pursuant to options or stock purchase rights granted under the Option Plan is determined by the Board of Directors and must not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of incentive stock options, and 85% of the fair market value of the Common Stock on the date of grant in the case of nonstatutory stock options or stock purchase rights. Fair market value per share is the closing price as reported on the Nasdaq National Market on the date of grant. Incentive and nonstatutory stock options granted to stockholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price must be at least 110% of the fair market value on the date of grant. In the event of a decline in the value of the Company's Common Stock, the Board of Directors has the authority to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options.

OPTIONS

    Each option is evidenced by a written agreement between the Company and the person to whom such option is granted. The Board of Directors determines the terms of the options granted under the Option Plan. Each option shall be designated either an incentive stock option or a nonstatutory stock option except that, to the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Option Plan and all other plans of the Company) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. Options typically vest with respect to 25% of the option shares after one year and ratably each month over the following three years with respect to the remaining 75% of the shares. Pursuant to the Option Plan, options may be subject to the following additional terms and conditions.

    TERM OF OPTIONS. The term of each option granted under the Option Plan is ten years from the date of grant in the case of incentive stock options and ten years and one day in the case of nonstatutory stock options, unless a shorter period is provided for in the stock option agreement. However, options granted to an optionee who, at the time of the grant, owns stock representing more than ten percent (10%) of the Company's outstanding stock, expire five years from the date of grant in the case of incentive stock options and five years and one day from the date of grant in the case of nonstatutory stock options.

    EXERCISE OF OPTION. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Board of Directors, and may include cash, check, use of a promissory note, surrender of shares of Company Common Stock held for at least six months, or any combination of the foregoing.

    TERMINATION OF SERVICE. If an optionee's service relationship with the Company is terminated for any reason other than death or permanent disability, options outstanding under the Option Plan may be exercised within 30 days (or such other period of time as determined by the Board of Directors, not to exceed certain limits) after the date of such termination to the extent the options were exercisable on the date of termination.

    DISABILITY. If an optionee's service by the Company terminates because of total and permanent disability, options outstanding under the Option Plan may be exercised within six months (or such other period of time as


                                      6.

determined by the Board of Directors not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after termination to the extent such options were exercisable at the date of termination.

    DEATH OF OPTIONEE. If an optionee should die while providing services to the Company, options may be exercised at any time within six months (or such other period of time as determined by the Board of Directors not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after death to the extent the options were exercisable at the date of death.

STOCK PURCHASE RIGHTS

    Each stock purchase right is evidenced by a written agreement between the Company and the person to whom such right is granted. The Board of Directors determines the terms relating to the right, including the time within which such person must accept the offer to purchase, which shall in no event exceed six months from the date of grant. Unless the Board of Directors determines otherwise, the Company will have a right to repurchase shares in the event of termination of the purchaser's service with the Company. Such repurchase right will lapse at a rate determined by the Board of Directors.

OTHER PROVISIONS

    Options or stock purchase rights granted under the Option Plan may contain other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors.

NONTRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS

    Options and stock purchase rights granted under the Option Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee or purchaser, only by such optionee or purchaser.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR MERGER

    In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option or stock purchase right. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board of Directors. The Board of Directors may, in its sole discretion, accelerate the time which options may be exercised prior to such dissolution or liquidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. If the successor corporation refuses to assume or substitute for outstanding options, the Board of Directors shall provide for the exercisability of such options to accelerate in full prior to such event, and the termination, to the extent such options are not exercised, upon completion of such event.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

    The Board of Directors may amend or terminate the Option Plan from time to time in such respects as the Board of Directors may deem advisable without approval of the stockholders; provided, however, that stockholder approval of amendments to the Option Plan shall only be required to the extent necessary to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation).

    In any event, the Option Plan shall terminate in February 1998. Any options or stock purchase rights outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.



                                      7.

FEDERAL INCOME TAX INFORMATION

    Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If both of these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company.
Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory stock option.

    The foregoing summary of the effects of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Option Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

                                PROPOSAL 3

         RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP
     AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 1998

    Price Waterhouse LLP have been the independent auditors for the Company since 1988 and, upon recommendation of the Audit Committee, their appointment as independent auditors for the 1998 fiscal year has been approved by the Board of Directors, subject to ratification by the stockholders. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting will be required to ratify the appointment of Price Waterhouse LLP.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
                                     8.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 1, 1997 by
(i) all those known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee for director,
(iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group.


                                                                  BENEFICIAL OWNERSHIP (1)
                                                                 --------------------------
                                                                 NUMBER OF       PERCENT OF
BENEFICIAL OWNER                                                  SHARES           TOTAL
----------------                                                 ---------       ----------
Scitex Corporation Ltd.                                          1,820,000          14.3%
  P.O. Box 330
  46103 Herzlia B, Israel
Entities affiliated with 21st Century                            1,315,000          10.1%
  Communications Partners, L.P.(2)
  767 Fifth Avenue
  45th Floor
  New York, New York 10153
Louis J. Doctor (3)                                                411,284           3.1%
Carl C. Calabria (4)                                               241,517           1.9%
R. John Curson (5)                                                 105,947              *
William M. Carter (6)                                               88,380              *
Harvey A. Chesler (7)                                               32,292              *
Robert J. O'Brien (8)                                              104,317              *
Walter W. Bregman (9)                                               44,725              *
William H. McAleer (10)                                              8,025              *
Kieth E. Sorenson (11)                                               7,075              *
Conrad J. Wredberg (12)                                             16,250              *
All executive officers and directors as a
 group  (10 persons)(13)                                         1,059,812           7.8%

--------------------------
 *  Less than one percent (1%).

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,742,257 shares of Common Stock outstanding on August 1, 1997, adjusted as required by rules promulgated by the SEC.

(2) According to the Schedule 13D/A, filed jointly by 21st Century Communications Partners, L.P. ("21st Century"), 21st Century Communications T-E Partners, L.P. ("21st Century T-E"), 21st Century Communications Foreign Partners, L.P. ("21st Century Foreign"), Andrew Sandler, Barry Fingerhut, Barry Lewis, Barry Rubenstein, Harvey Sandler, Irwin Lieber, John Kornreich and Michael J. Marocco (collectively, the "21st Century Group"), the 21st Century Group beneficially owned 1,315,000 shares of Common Stock. This includes shares held by 21st Century (631,175 shares, including a warrant to purchase 126,235 shares), 21st Century T-E (214,750 shares, including a warrant to purchase 42,950 shares), 21st Century Foreign (84,975 shares, including a warrant to purchase 16,995 shares) and Applewood Associates, L.P. ("Applewood") (384,100 shares, including a warrant to purchase 66,820 shares). Messrs. Fingerhut, Rubenstein and Lieber are shareholders, officers and directors of the general


                                       9.

      partner of 21st Century, 21st Century T-E and 21st Century Foreign and are also general partners of Applewood. Messrs. Sandler, Lewis, Sandler, Kornreich and Marocco are general partners of entities that are general partners of 21st Century, 21st Century T-E and 21st Century Foreign. 21st Century disclaims beneficial ownership of shares of Common Stock held by 21st Century T-E, 21st Century Foreign and Applewood. 21st Century T-E disclaims beneficial ownership of shares of Common Stock held by 21st Century, 21st Century Foreign and Applewood. 21st Century Foreign disclaims beneficial ownership of shares of Common Stock held by 21st Century, 21st Century T-E and Applewood. Messrs. Sandler, Fingerhut, Lewis, Rubenstein, Sandler, Lieber, Kornreich and Marocco disclaim beneficial ownership of shares of Common Stock held by 21st Century Group, except as to the extent of their pecuniary interest therein and Messrs. Fingerhut, Rubenstein and Lieber disclaim beneficial ownership of shares of Common Stock held by Applewood, except as to the extent of their pecuniary interest therein.


 (3) Includes 313,333 shares of Common Stock issuable pursuant to a warrant exercisable within 60 days of August 1, 1997 and 9,900 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

 (4) Includes 141,517 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

 (5) Includes 105,947 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

 (6) Includes 88,380 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

 (7) Includes 31,292 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

 (8) Includes 79,166 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

 (9) Includes 28,750 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

(10) Includes 5,625 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

(11) Includes 6,875 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

(12) Includes 13,750 shares of Common Stock issuable pursuant to options exercisable within 60 days of August 1, 1997.

(13) Includes an aggregate of 824,535 shares of Common Stock issuable pursuant to options and warrants exercisable within 60 days of August 1, 1997. See Notes (3) through (12) above.


                                       10.

                                EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Prior to April 8, 1997, each non-employee director of the Company received a per meeting fee of $1,500. As of April 8, 1997, the Chairman of the Board receives $2,000 per meeting of the Board of Directors, $1,000 per each committee meeting if held on the same date as a Board of Directors meeting and $2,000 per each committee meeting if held on a different date than a Board of Directors meeting. All other non-employee directors of the Company receive $1,500 per meeting of the Board of Directors, $750 per each committee meeting if held on the same date as a Board of Directors meeting and $1,500 per each committee meeting if held on a different date than a Board of Directors meeting. These fees are not paid for telephonic meetings of (i) the Board of Directors or (ii) any committees. In the fiscal year ended June 28, 1997, the total compensation paid to non-employee directors was $51,000. The members of the Board of Directors are also eligible for reimbursement of their expenses incurred in connection with their services as directors.

    Each non-employee director of the Company also receives stock option grants under the Amended and Restated 1991 Director Option Plan (the "Director Plan"). Only non-employee directors of the Company or an "affiliate" of the Company (as defined in the Code) are eligible to receive options under the Director Plan. Options granted under the Director Plan are not intended to qualify as incentive stock options under the Code.

    The Director Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Under the terms of the Director Plan as amended, (i) each person who becomes a non-employee director shall receive, on the date such person joins the Board, an option to purchase 10,000 shares which shall become exercisable at the rate of 25% per year for four years following the date of grant, (ii) each non-employee director who is a member of the Board of Directors immediately before the Company's Annual Meeting of Stockholders (the "Annual Meeting Date") and remains a member of the Board of Directors immediately after such Annual Meeting Date, shall receive on the first Annual Meeting Date thereafter, for so long as such non-employee director remains a member of the Board of Directors, an additional option to purchase 2,500 shares of Common Stock subject to four-year vesting from the date of grant similar to the vesting provisions set forth above, and (iii) each non-employee director who becomes Chairman of the Board on or after December 16, 1994 shall receive an option to purchase 25,000 shares of Common Stock, which shall become exercisable at the rate of 25% per year for four years. The term of options granted under the Director Plan is ten years and the per share exercise price for shares issued pursuant to options granted under the Director Plan is 100% of the fair market value of the Common Stock on the date of grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, (i) if the Company is the surviving entity, each option will continue in effect or will be assumed or (ii) if the Company is not the surviving entity, an equivalent option will be substituted by the successor corporation. If the successor corporation does not assume or substitute an equivalent option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

During fiscal 1997, the Company granted options covering 2,500 shares to each non-employee director of the Company, at an exercise price per share of $3.125, the fair market value (based on the closing sales price reported in the Nasdaq National Market on the date of grant). As of August 1, 1997, no options had been exercised under the Director Plan.

                                       11.

COMPENSATION OF EXECUTIVE OFFICERS

                              SUMMARY COMPENSATION TABLE

    The following table shows, for the fiscal years ended July 1, 1995, June 29, 1996 and June 28, 1997, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers and one former executive officer who departed from the Company during fiscal year 1997 (the "Named Executive Officers"):

                                                                                         LONG TERM
                                                         ANNUAL COMPENSATION            COMPENSATION
                                              ----------------------------------------  ------------
                                                                              OTHER                          ALL
NAME AND PRINCIPAL                                                            ANNUAL                        OTHER
POSITION                             YEAR     SALARY($)       BONUS($)   COMPENSATION($)  OPTIONS(#)    COMPENSATION($)
----------------------               ----     ---------       --------  ----------------  ----------    ---------------
Louis J. Doctor(1)                    1997     186,667             --       2,000(2)      112,000(3)       1,907(4)
 President & CEO                      1996     170,000             --       2,000(2)       40,000             --
                                      1995     124,052             --       1,000(2)      400,000(5)          --

Carl C. Calabria                      1997     155,000             --       2,000(2)      234,200(3)          --
 Sr. V.P. Engineering                 1996     150,000             --       2,000(2)       30,000             --
                                      1995     157,250             --       1,000(2)      150,000         39,369(6)

R. John Curson                        1997     136,667         10,000            --       225,900(3)          --
 Sr. V.P., CFO                        1996     130,000             --       2,255(2)       30,000             --
 & Secretary                          1995     140,000             --            --       140,000(7)       4,000(8)

William M. Carter(9)                  1997     138,333             --       2,000(2)      216,200(3)          --
 V.P. Operations                      1996     128,973             --       2,472(2)       30,000             --
                                      1995      24,918             --            --       130,000             --

Harvey A. Chesler(10)                 1997     102,667          7,693       2,000(2)       77,900(3)         337(4)
 V.P & Corporate                      1996      95,137             --       2,000(2)       10,000             --
 Controller                           1995      92,420             --       1,000(2)       42,000          2,000(8)

Robert J. O'Brien(11)                 1997      77,000             --       2,000(2)           --         94,125(12)
  Former Sr. V.P.                     1996     160,765             --       2,000(2)       70,000             --
  Worldwide Sales                     1995      91,167         20,000(13)   1,000(2)      100,000             --

----------------------------

(1) Mr. Doctor commenced employment with the Company in October 1994.

(2) Represents matching contributions for Messrs. Doctor, Calabria, Curson, Carter, Chesler and O'Brien under the Company's 401(K) plan.

(3) In May 1997, the Compensation Committee of the Board of Directors approved an option repricing program. Employees could elect to replace outstanding options (the "Old Options") with new options (the "Repriced Options") that are exercisable for the number of shares equal to 90% of the number of shares underlying the Old Options. Repriced Options are treated as new option grants. This figure includes grants issued in fiscal 1997 that have been subsequently cancelled upon issuance of Repriced Options as follows:
    Mr. Doctor, 40,000 shares; Mr. Calabria, 23,000 shares; Mr. Curson, 41,000 shares; Mr. Carter, 38,000 shares; and Mr. Chesler, 19,000 shares. Also included in this figure are Repriced Options that have replaced options granted in prior fiscal years as follows: Mr. Doctor, 36,000 shares; Mr. Calabria, 190,500


                                       12.

       shares; Mr. Curson, 148,000 shares; Mr. Carter, 144,000 shares; and Mr. Chesler, 41,800 shares. See "Option Repricing Information" below.

(4) Represents spousal travel allowance payments to Messrs. Doctor and Chesler of $268 and $337, respectively, and a payment to Mr. Doctor of $1,639 for use of his accumulated airline mileage for company business.

(5) Mr. Doctor was issued a warrant to purchase 400,000 shares of Common Stock in connection with his acceptance of employment with the Company.

(6)    Represents payment of a relocation allowance.

(7) Stock options to purchase 80,000 shares were surrendered in November 1994 and a new option was issued for the purchase of 140,000 shares in November 1994. See "Option Repricing Information" below.

(8)    Represents automobile allowances for Messrs. Curson and Chesler.

(9) Mr. Carter commenced employment with the Company in April 1995. Effective July 1997, Mr. Carter resigned his position of V.P. Operations at the Company.

(10)   Mr. Chesler commenced employment with the Company in July 1994.

(11)   Mr. O'Brien commenced employment with the Company in December 1994.

(12) Mr. O'Brien resigned as Sr. V.P. Worldwide Sales in December 1996. As part of a separation agreement entered into with the Company, Mr. O'Brien received payments of $16,125 in lieu of accrued and unused paid time off and $78,000 in severance payments.

(13)   Represents payment of a bonus for accepting employment.

                                       13.

                          OPTION GRANTS IN LAST FISCAL YEAR

    All stock options granted to the Named Executive Officers in fiscal 1997 are disclosed in the following table. This table discloses, for each named executive, the gain or "spread" that would be realized if the options were exercised on the expiration date, assuming that the Company's stock had appreciated at the level indicated, compounded annually over the life of the options.


                                                                                              POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                               ------------------------------------------------------         ANNUAL RATES OF STOCK
                                NUMBER OF       % OF TOTAL                                    PRICE APPRECIATION FOR
                               SECURITIES     OPTIONS GRANTED   EXERCISE                         OPTION TERMS (3)
                               UNDERLYING     TO EMPLOYEES IN     PRICE    EXPIRATION       -------------------------
       NAME                    OPTIONS(#)(1)   FISCAL YEAR(2)     ($/SH)       DATE           5%($)        10%($)
------------------             -------------  ---------------   --------   ----------       ----------     ----------
Louis J. Doctor                  40,000            1.4          4.87500     08/20/06             --(4)          --(4)
                                 36,000            1.3          2.15625     08/20/06         42,797        105,411
                                 36,000            1.3          2.15625     10/03/05         37,062         88,771

Carl C. Calabria                 23,000            0.8          4.87500     08/20/06             --(4)          --(4)
                                 20,700            0.7          2.15625     08/20/06         24,608         60,611
                                 45,000            1.6          2.15625     08/28/02         26,808         59,239
                                 13,500            0.5          2.15625     05/11/04         11,850         27,617
                                105,000            3.7          2.15625     11/10/04        108,099        258,916

                                 27,000            0.9          2.15625     10/03/05         27,797         66,578
R. John Curson                   41,000            1.4          4.87500     08/20/06             --(4)          --(4)
                                 36,900            1.3          2.15625     08/20/06         43,867        108,046
                                121,000            4.2          2.15625     11/10/04        124,571        298,369

                                 27,000            0.9          2.15625     10/03/05         27,797         66,578
William M. Carter                38,000            1.3          4.87500     08/20/06             --(4)          --(4)
                                 34,200            1.2          2.15625     08/20/06         40,657        100,140
                                117,000            4.1          2.15625     04/04/05        120,453        288,506

                                 27,000            0.9          2.15625     10/03/05         27,797         66,578
Harvey A. Chesler                19,000            0.7          4.87500     08/20/06             --(4)          --(4)
                                 17,100            0.6          2.15625     08/20/06         20,329         50,070
                                 13,000            0.5          2.15625     08/02/04         11,412         26,594
                                 10,800            0.4          2.15625     11/10/04         11,119         26,631
                                  9,000            0.3          2.15625     01/26/05          9,266         22,193
                                  9,000            0.3          2.15625     10/03/05          9,266         22,193

Robert J. O'Brien                  0 (5)           0.0               --           --             --             --

------------------------------

(1) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options under the Option Plan generally become exercisable 25% one year after issuance and 1/48th each month thereafter for thirty-six months. Amounts include Repriced Options that have a vesting start date identical to the Old Option but generally vest over a forty-two month period instead of the forty-eight month vesting schedule of the Old Options. See "Option Repricing Information" below. The term of each option granted is generally the earlier of (i) ten years or (ii) 30 days after termination of the holder. The options will fully vest upon a change of control, as defined in the Option Plan, unless the acquiring Company assumes or substitutes similar options. The Board of Directors may reprice the options under the terms of the Option Plan.

                                       14.

(2) Based on options granted in fiscal 1997 to purchase 2,868,205 shares.

(3) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. All calculations are based on rounding the number of years remaining on the term of the option to the nearest whole number. No gain to the optionee is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(4) Grant canceled upon issuance of Repriced Option. See "Option Repricing Information" below.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                            FISCAL YEAR-END OPTION VALUES

    This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers. For each Named Executive Officer, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last completed fiscal year, separately identifying the exercisable and unexercisable options.


                                                          NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED
                                                                  OPTIONS                      VALUE OF IN-THE-MONEY
                                SHARES                      AS OF JUNE 28, 1997             OPTIONS AS OF JUNE 28, 1997(1)
                              ACQUIRED ON     VALUE      --------------------------------  --------------------------------
        NAME                  EXERCISE(#)   REALIZED($)  EXERCISABLE(#)  UNEXERCISABLE(#)  EXERCISABLE($)  UNEXERCISABLE($)
----------------------        -----------   -----------  --------------  ----------------  --------------  ----------------
Louis J. Doctor(2)                0              0          293,333          178,667                0           33,750

Carl C. Calabria                  0              0          124,687           86,513           58,447           40,553

R. John Curson                    0              0           86,350           98,550           40,477           46,195

William M. Carter                 0              0           70,200          108,000           32,906           50,625

Harvey A. Chesler                 0              0           23,755           35,145           11,135           16,474

Robert J. O'Brien                 0              0           78,333           91,667           36,719           42,969


(1) Valuations above for unexercised in-the-money options are based on the difference between the option price and fair market value at June 28, 1997 ($2.625 per share). Accordingly, an option is reported as having zero value if the exercise price of the option equaled or exceeded the fair market value of the Company's Common Stock at June 28, 1997.

(2) Included in Mr. Doctor's option amounts is a warrant granted to Mr. Doctor to purchase 400,000 shares of the Company's Common Stock. One hundred thousand of such shares became exercisable on January 1, 1995. The remaining shares are exercisable at a rate of 6,666.67 per month, such that the warrant will be fully exercisable on October 1, 1998.

                                       15.

                             OPTION REPRICING INFORMATION

    In April 1997, the Company offered employees the opportunity to participate in an option repricing program. Under the program, each employee could elect on or before April 30, 1997 that his or her Old Option issued under the Company's Option Plan be converted into a Repriced Option, subject to final approval by the Compensation Committee of the Company's Board of Directors. The per share exercise price of each Repriced Option would be equal to the fair market value of the Company's Common Stock on the conversion date. In return for the lower exercise price, Old Options were replaced with Repriced Options that are exercisable for the number of shares equal to 90% of the number of shares underlying the Old Options. All Repriced Options have a vesting start date identical to that of the Old Option, but the vesting schedule of the Repriced Options is generally forty-two months instead of the forty-eight month vesting schedule of the Old Options. On May 2, 1997, the option repricing program and the options elected for conversion under the program were approved by the Compensation Committee. The fair market value of the Company's Common Stock on May 2, 1997 was $2.15625. The Repriced Options are treated as new option grants.

    The following table shows certain information concerning the repricing of options received by executive officers during the last ten years.



                  TEN YEAR OPTION/SAR REPRICINGS

                                                                                                             LENGTH OF
                                                   NUMBER OF       MARKET                                    ORIGINAL
                                                   SECURITIES     PRICE OF       EXERCISE                     OPTION
                                                   UNDERLYING     STOCK AT       PRICE AT          NEW         TERM
                                                    OPTIONS        TIME OF        TIME OF       EXERCISE     REMAINING
                                                    REPRICED      REPRICING      REPRICING        PRICE      AT DATE OF
NAME                                  DATE            (#)            ($)             ($)           ($)       REPRICING
----                                --------       ----------     ---------      ---------      --------     ----------
Louis J. Doctor                     05/02/97         36,000        2.15625          7.250        2.15625     8.43 years
 President & CEO                    05/02/97         36,000        2.15625          4.875        2.15625     9.31 years

Carl C. Calabria                    05/02/97         45,000        2.15625         10.000        2.15625     5.33 years
 Sr. V.P. Engineering               05/02/97         13,500        2.15625          5.125        2.15625     7.03 years
                                    05/02/97        105,000        2.15625          3.000        2.15625     7.53 years
                                    05/02/97         27,000        2.15625          7.250        2.15625     8.43 years
                                    05/02/97         20,700        2.15625          4.875        2.15625     9.31 years

R. John Curson                      05/02/97        121,000        2.15625          2.750        2.15625     7.53 years
 Sr. V.P., CFO                      05/02/97         27,000        2.15625          7.250        2.15625     8.43 years
 & Secretary                        05/02/97         36,900        2.15625          4.875        2.15625     9.31 years
                                    11/10/94         60,000        2.75000          7.625        2.75000     9.08 years
                                    11/10/94         20,000        2.75000          5.125        2.75000     9.50 years

William M. Carter                   05/02/97        117,000        2.15625          4.125        2.15625     7.53 years
 V.P. Operations                    05/02/97         27,000        2.15625          7.250        2.15625     8.43 years
                                    05/02/97         34,200        2.15625          4.875        2.15625     9.31 years

Harvey A. Chesler                   05/02/97         13,000        2.15625          3.750        2.15625     7.26 years
 V.P. & Corporate                   05/02/97         10,800        2.15625          2.750        2.15625     7.53 years
 Controller                         05/02/97          9,000        2.15625          3.875        2.15625     7.74 years
                                    05/02/97          9,000        2.15625          7.250        2.15625     8.43 years
                                    05/02/97         17,100        2.15625          4.875        2.15625     9.31 years


                                       16.

                                EMPLOYMENT AGREEMENTS


    In connection with the Company's employment of Mr. Doctor, the Company has agreed to pay Mr. Doctor $170,000 per year and has granted Mr. Doctor a warrant to purchase 400,000 shares of the Company's Common Stock (the "Warrant"). One hundred thousand shares underlying the Warrant became exercisable on January 1, 1995 and the remaining shares are exercisable at a rate of 6,666.67 shares per month thereafter such that the Warrant will be fully exercisable on October 1, 1998. Upon a change of control of the Company, the vesting period will accelerate and the warrant will thereupon become fully exercisable. In addition, the Company has agreed that upon the occurrence of such event, if Mr. Doctor becomes subject to the "golden parachute" provisions of the Code by virtue of such change in control, the Company will reimburse Mr. Doctor for any additional taxes owed upon the exercise of the Warrant.

    In connection with the Company's merger with RasterOps Corporation in 1992, the Company and Mr. Calabria entered into an agreement that will pay Mr. Calabria an amount equal to six-months' base compensation if the Company terminates Mr. Calabria for any reason other than cause. If Mr. Calabria's employment with the Company is terminated because of a disability, he will be entitled to an amount equal to one year's base compensation. The terms of agreement continue until six months after the date of termination of Mr. Calabria's employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No current member of the Compensation Committee is an officer or employee of the Company.


                                       17.

                         REPORT OF THE COMPENSATION COMMITTEE
                       OF THE BOARD OF DIRECTORS INTRODUCTION (1)


INTRODUCTION

    Prior to January 1997, the Compensation Committee of the Board of Directors consisted of Messrs. Bregman, McAleer and Eubanks. Since January 1, 1997, due to Mr. Eubanks' resignation from the Board of Directors, the Compensation Committee of the Board of Directors consisted of Messrs. Bregman and McAleer. None of the members of the Compensation Committee were officers or employees of the Company during fiscal 1997. The Compensation Committee establishes the general compensation policies for the Company's executive officers.

PHILOSOPHY

    The Compensation Committee believes that the Company must provide the executive officers of the Company with compensation competitive with peer companies in order to attract and retain experienced employees critical to the success of the Company in meeting its performance and strategic objectives and to maximize stockholder value. The Compensation Committee believes that the compensation of the executive officers, including the Chief Executive Officer, should be related to the Company's long-term performance. Accordingly, the Compensation Committee attempts to place greater emphasis on equity-based incentive compensation over base compensation. With respect to
Section 162(m) of the Code (which limits deductibility of executive compensation exceeding $1 million per individual per year unless certain conditions are met), the Company's compensation plans currently do not qualify for an exemption from Section 162(m); however, the Compensation Committee continues to evaluate such plans in light of Section 162(m). The Company has entered into an agreement with its Chief Executive Officer to compensate him in the event he is adversely affected by Section 162(m). See "Compensation of Chief Executive Officer" below.

COMPENSATION PLANS

    For executive officers, compensation is comprised of three elements: Base Compensation, Short-Term Incentive Compensation and Long-Term Incentive Compensation.

    BASE COMPENSATION. Base compensation is established by reviewing the salaries of executive officers of comparably-sized peer companies, the Company's financial performance during the past year and individual performance of the executives during the past year. Consistent with its philosophy, the Company generally attempts to set the base compensation levels of its executive officers somewhat below the amounts paid to employees with similar levels of responsibility at comparably-sized peer companies. Factors relating to the Company's financial performance that may be relevant to increasing or decreasing base salary include revenues and earnings. Factors relating to individual performance that are assessed in setting base compensation vary based on particular duties and areas of responsibility of the individual officer. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula. Based on the above considerations, the base salaries of the executive officers were increased between 4.0% and 11.8% during fiscal 1997.

    SHORT-TERM INCENTIVE COMPENSATION. Short-term incentive compensation is directly related to the Company's achievement of revenue and earnings goals. Early in each fiscal year, the Compensation Committee establishes specified targets, generally with respect to revenues and earnings and in certain cases with respect to the items based on a particular executive officer's duties and areas of responsibility, and provides for the granting of stock options subject to accelerated vesting based on the Company's performance against such targets. During fiscal

----------------------
(1) This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                       18.

1997, because the Company did not meet a minimum established earnings level, there was no acceleration of the vesting of such options.

    LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation is comprised of stock options which are the Company's only long-term compensation element. This program is intended to provide additional incentives to the executive officers to maximize stockholder value. All options are granted at the current market price and utilize vesting periods which encourage executive officers to remain with the Company. Equity compensation is granted based on the Compensation Committee's judgment in each case based on the individual circumstances of each executive officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Doctor's compensation was established consistent with the philosophy described above. Mr. Doctor's base salary ($190,000 per year, effective September 1996) was set somewhat below the level consistent with other Chief Executive Officers at comparably-sized, peer companies. Mr. Doctor's base salary for fiscal 1997 increased by 11.8% from his base salary for fiscal 1996. During fiscal 1995, as part of Mr. Doctor's employment pay package, Mr. Doctor was granted a warrant to purchase 400,000 shares of the Company's Common Stock, 100,000 shares of which became exercisable on January 1, 1995 and the remaining shares are exercisable at a rate of 6,666.67 shares per month thereafter. Upon a change of control of the Company, the vesting period will accelerate and the warrant will thereupon become fully exercisable. In addition, in fiscal 1996 and fiscal 1997, Mr. Doctor was granted in each year an option to purchase 40,000 shares of Common Stock pursuant to the short-term incentive compensation plan described above. On May 2, 1997, as part of the Company's option repricing program, Mr. Doctor's Old Options were replaced with Repriced Options that are exercisable for the number of shares equal to 90% of the number of shares underlying the Old Options, or 72,000 shares. No shares of these options vested during fiscal 1997 because the Company did not meet a minimum established earnings level.

            THE MEMBERS OF THE COMPENSATION COMMITTEE FOR FISCAL YEAR 1997

                                 Walter W. Bregman
                                 William H. McAleer


                                       19.

                        PERFORMANCE MEASUREMENT COMPARISON(1)

    The Securities and Exchange requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a five-year comparison of cumulative stockholder return of an investment of $100 in cash on June 30, 1992 in (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"),
(ii) the Hambrecht & Quist ("H&Q") Technology Index, and (iii) the Company's Common Stock. The H&Q Technology Index is composed of approximately 200 technology companies in the semiconductor, electronics, medical, and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of full amount of all dividends and are calculated as of June 30th of each year.

           Comparison of Five-Year Cumulative Total Return on Investment(2)

                                   [TRUV PLOTPOINTS]

                                              Cumulative Total Return
                                          ----------------------------------
                                          6/92  6/93  6/94  6/95  6/96  6/97

TRUEVISION, INC.                TRUV      100    76    36    48    63    21

NASDAQ STOCK MARKET (U.S.)      INAS      100   126   127   169   218   265

HAMBRECHT & QUIST TECHNOLOGY    IHQT      100   136   139   245   287   374



_____ / /  Truevision, Inc.    _____ / /  H&Q Technology      _____ / /  Nasdaq


------------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The total return on investment (change in stock price plus reinvested dividends) for the Company, the Nasdaq Composite Index and the H&Q
        Technology Index, based on June 30, 1992 = 100.


                                       20.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Scitex Corporation Ltd. ("Scitex"), a principal stockholder of the Company, was also a purchaser of certain products manufactured by the Company during fiscal 1997. The Company has also agreed to negotiate in good faith toward a program of strategic cooperation with Scitex. Aggregate sales to Scitex by the Company during the fiscal year ended June 28, 1997 were approximately $589,000.

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 28, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except one report of one transaction was filed late by Messrs. Doctor, Calabria, Carter, Curson, O'Brien, Chesler, Bregman, McAleer, Sorenson, Wredberg and Eubanks.


                                       21.

                                  OTHER MATTERS

OTHER BUSINESS

    The Board of Directors is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of Proxy will vote such proxy in accordance with their best judgment on such matters.

1997 ANNUAL REPORT TO STOCKHOLDERS AND 1997 ANNUAL REPORT ON FORM 10-K

    A copy of the 1997 Annual Report to stockholders accompanies this Proxy Statement. Truevision's Annual Report on Form 10-K for the year ended June 28, 1997, as filed with the Securities and Exchange Commission, containing full audited financial statements and financial statement schedule also accompanies this Proxy Statement.

                         BY ORDER OF THE BOARD OF DIRECTORS.

Santa Clara, California
September 24, 1997



                                       22.

                                   TRUEVISION, INC.

                          AMENDED 1988 INCENTIVE STOCK PLAN
                                (As of September 1997)

    1. PURPOSES OF THE PLAN. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees of Truevision, Inc. (the "Company") and to promote the success of the Company's business.

         Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Board also has the discretion to grant Stock Purchase Rights.

    2.   DEFINITIONS.  As used herein, the following definitions shall apply:

         (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

         (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

         (d)  "COMMON STOCK" shall mean the Common Stock of the Company.

         (e)  "COMPANY" shall mean Truevision, Inc., a Delaware corporation.

         (f) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any Director of the Company whether compensated for such services or not; provided that the term Consultant shall not include Directors who are not compensated for their services or are paid only a Director's fee by the Company.

         (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee, Director or Consultant, as applicable. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         (h)  "DIRECTOR" shall mean a member of the Board.

         (i) "EMPLOYEE" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.


                                      1.

         (j) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (k) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option.

         (l)  "OPTION" shall mean a stock option granted pursuant to the Plan.

         (m) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         (n)  "OPTIONEE" shall mean a person who receives an Option.

         (o) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (p)  "PLAN" shall mean this Amended 1988 Incentive Stock Plan.

         (q)  "PURCHASER" shall mean a person who exercises a Stock Purchase
Right.

         (r) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         (s) "STOCK PURCHASE RIGHT" shall mean a right to purchase Common Stock pursuant to the Plan or the right to receive a bonus of Common Stock for past services.

         (t) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares under the Plan is 4,241,300 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant or sale under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

    4.   ADMINISTRATION OF THE PLAN.

         (a) PROCEDURE. The Plan shall be administered by the Board of Directors of the Company.

                 (i) The Board of Directors may appoint a Committee consisting of one or more members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. In


                                      2.

the discretion of the Board of Directors, a Committee may consist solely of two or more Outside Directors (as such term is defined below), or solely of two or more Non-Employee Directors (as such term is defined below). Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

                (ii) Subject to the foregoing, from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

               (iii) The term "Outside Director," as used in this Plan, shall mean a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code. The term "Non-Employee Director," as used in this Plan, shall mean a Director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K ("Regulation S-K") promulgated pursuant to the Securities Act of 1933 (the "Securities Act"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights;
(ii) to determine, upon review of relevant information and in accordance with
Section 7 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of options or Stock Purchase Rights, to be granted, which exercise price shall be determined in accordance with
Section 7 of the Plan; (iv) to determine the persons to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right;
(v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each option and Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend any provisions (including provisions relating to exercise price) of any Option or Stock Purchase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of
Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate


                                      3.

the grant of an Option or Stock Purchase Right previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.

    5.  ELIGIBILITY.

        (a) Options and Stock Purchase Rights may be granted to Employees, Directors or Consultants, provided that Incentive Stock Options may only be granted to Employees. A person who has been granted an Option or Stock Purchase Right may, if such person is otherwise eligible, be granted additional Option(s) or Stock Purchase Right(s).

        (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

        (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (d) The Plan shall not confer upon any Optionee or holder of a Stock Purchase Right any right with respect to continuation of employment by or the rendition of consulting services to the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or services at any time, with or without cause.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

    7.  EXERCISE PRICE AND CONSIDERATION.

        (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Board, but shall be subject to the following:

                 (i)  In the case of an Incentive Stock Option

                      (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the


                                      4.

voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                        (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                (ii)  In the case of a Nonstatutory Stock Option

                        (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

                        (B) granted to any person, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

               (iii) In the case of a Stock Purchase Right granted to any person, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

         For purposes of this Section 7(a), in the event that an Option or Stock Purchase Right is amended to reduce the exercise price, the date of grant of such Option or Stock Purchase Right shall thereafter be considered to be the date of such amendment.

         (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the Nasdaq National Market of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by Nasdaq) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or Stock Purchase Right, as reported in the Wall Street Journal.

         (c) The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired directly or indirectly, from the Company, and
(ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation
Law).

    8.  OPTIONS.


                                      5.

         (a) TERM OF OPTION. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (i) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (ii) if the Option is a Nonstatutory Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement.

         (b)  EXERCISE OF OPTION.

                 (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (ii) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an


                                      6.

Employee, Director or Consultant, such Optionee may, but only within thirty
(30) days (or such other period of time not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that such Optionee was entitled to exercise it at the date of such termination. To the extent that such Optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise such Option (which such Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

               (iii) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 8(b)(ii) above, in the event of termination of an Optionee's Continuous Status as an Employee, Director or Consultant as a result of such Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), such Optionee may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent such Optionee was entitled to exercise it at the date of such termination. To the extent that such Optionee was not entitled to exercise the Option at the date of termination, or if such Optionee does not exercise such Option (which such Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

                (iv)  DEATH OF OPTIONEE.  In the event of the death of an
Optionee:

                        (A) during the term of the Option who is at the time of his or her death an Employee, Director or Consultant of the Company and who shall have been in Continuous Status as an Employee, Director or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Board at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Director or Consultant six (6) months (or such other period of time as is determined by the Board at the time of grant of the Option) after the date of death; or

                        (B) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee, Director or Consultant, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Board at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest


                                      7.

or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

    9.  STOCK PURCHASE RIGHTS.

         (a) RIGHTS TO PURCHASE. After the Board of Directors determines that it will offer an Employee, Director or Consultant a Stock Purchase Right, it shall deliver to the offeree a stock purchase agreement or stock bonus agreement, as the case may be, setting forth the terms, conditions and restrictions relating to the offer, including the number of Shares which such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed six (6) months from the date upon which the Board of Directors or its Committee made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a stock purchase agreement or stock bonus agreement in the form determined by the Board of Directors.

         (b) ISSUANCE OF SHARES. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

         (c) REPURCHASE OPTION. Unless the Board determines otherwise, the stock purchase agreement or stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's service with the Company for any reason (including death or disability). If the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such rate as the Board may determine.

         (d) OTHER PROVISIONS. The stock purchase agreement or stock bonus agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

    10. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser.

    11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, or repurchase of Shares from a Purchaser upon termination of services, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting


                                      8.

from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen
(15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

    12. TIME OF GRANTING OPTIONS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board makes the determination granting such Option or Stock Purchase Right. Notice of the determination shall be given to each Employee, Director or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

    13.  AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

                 (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;


                                      9.

                (ii) any change in the designation of the class of persons eligible to be granted Options and Stock Purchase Rights; or

               (iii) any material increase in the benefits accruing to participants under the Plan.

         (b) SHAREHOLDER APPROVAL. If any amendment under Section 13(a) of the Plan requires shareholder approval, the Company shall obtain such shareholder approval as described in Section 17 of the Plan.

         (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options or Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Purchaser (as the case may be) and the Board, which agreement must be in writing and signed by the Optionee or Purchaser (as the case may be) and the Company.

    14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Rights unless the exercise of such Option or Stock Purchase Rights and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to he approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option or Stock Purchase Rights, the Company may require the person exercising such Option or Stock Purchase Rights to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    16. OPTION, STOCK PURCHASE AND STOCK BONUS AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Board shall approve. Upon the exercise of Stock Purchase Rights, the Purchaser shall sign a stock purchase agreement or stock bonus agreement in such form as the Board shall approve.


                                      10.

    17.  SHAREHOLDER APPROVAL.

         (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.

         (b) Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

    18. INFORMATION TO OPTIONEES AND PURCHASER. The Company shall provide to each Optionee and Purchaser, during the period for which such Optionee or Purchaser has one or more Options or Stock Purchase Rights outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.


                                      11.

                                TRUEVISION, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 28, 1997

     The undersigned hereby appoints LOUIS J. DOCTOR and R. JOHN CURSON and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Truevision, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 2500 Walsh Avenue, Santa Clara, California on Tuesday, October 28, 1997, at 10:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


                               FOLD AND DETACH HERE

                                                         Please mark your votes
                                                    as indicated in this example

                                                                               X


Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3 as more specifically described in the proxy statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect five directors to hold office until the 1998 Annual Meeting of Stockholders.

FOR all nominees listed below                                WITHHOLD AUTHORITY to vote for
(except as marked to the contrary below).                    all nominees listed below.

NOMINEES
Walter W. Bregman; Louis J. Doctor; William H. McAleer;      TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S)
Kieth E. Sorenson; and Conrad J. Wredberg                    WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

                                                             -------------------------------------------------------

                                                             -------------------------------------------------------


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
                                                             FOR     AGAINST    ABSTAIN

PROPOSAL 2: To approve the Company's Amended 1988            / /       / /        / /
Incentive Stock Plan, as amended, to increase the
aggregate number of shares of Common Stock
authorized for issuance under such plan by 600,000
shares and to permit participation by non-employee
directors under such plan.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.
                                                             FOR     AGAINST    ABSTAIN

PROPOSAL 3: To ratify selection of Price Waterhouse          / /       / /        / /
LLP as independent auditors of the Company for its
fiscal year ending June 27, 1998.


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


Signature(s)                                             Dated:             1997
             ----------------------------------------           ------------,


                             FOLD AND DETACH HERE